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                             UNDERWRITING AGREEMENT

     This Agreement, dated as of December 31, 2000, is made by and between Stratton Growth Fund, Inc. a Maryland corporation (the "Fund") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), and PFPC Distributors, Inc. ("PFPC Distributors"), a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, PFPC Distributors is a broker-dealer registered with the U.S. Securities and Exchange Commission (the "SEC") and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Parties are desirous of entering into an agreement providing for the distribution by PFPC Distributors of the shares of the Fund (the "Shares").

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Appointment
     -----------

     The Fund hereby appoints PFPC Distributors as its principal agent for the distribution of the Shares, and PFPC Distributors hereby accepts such appointment under the terms of this Agreement. The Fund agrees that it will not sell any Shares to any person except to fill orders for the Shares received through PFPC Distributors, provided, however, that the foregoing exclusive right shall not apply to: (a) Shares issued or sold in connection with the merger or consolidation of any other investment company with the Fund or the acquisition by purchase of otherwise of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company by the Fund; (b) Shares which may be offered by the Fund to its stockholders for reinvestment of cash distributed from capital gains or net investment income of the Fund; or (c) Shares which may be issued to shareholders of other funds who exercise any exchange privilege set forth in the Fund's Prospectus. Notwithstanding any other provision hereof, the Fund may terminate, suspend, or withdraw the offering of the Shares whenever, in their sole discretion, they deem such action to be desirable.

2.   Sale and Repurchase of Shares
     -----------------------------

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     (a)  PFPC Distributors is hereby granted the right, as agent for the Fund, to sell Shares to the public against orders received at the public offering price as defined in the Fund's Prospectus and Statement of Additional Information.

     (b) PFPC Distributors will also have the right to take, as agent for the Fund, all actions which, in PFPC Distributors' judgment, and subject to the Fund's reasonable approval, are necessary to carry into effect the distribution of the Shares.

     (c) PFPC Distributors will act as agent for the Fund in connection with the repurchase of Shares by the Fund upon the terms set forth in the Fund's Prospectus and Statement of Additional Information.

     (d) The net asset value of the Shares shall be determined in the manner provided in the then current Prospectus and Statement of Additional Information relating to the Shares, and when determined shall be applicable to all transactions as provided in the Prospectus. The net asset value of the Shares shall be calculated by the Fund or by another entity on behalf of the Fund. PFPC Distributors shall have no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated.

     (e) On every sale, PFPC Distributors shall promptly pay to the Fund the applicable net asset value of the Shares.

     (f) Upon receipt of purchase instructions, PFPC Distributors will transmit such instructions to the Fund or its transfer agent for registration of the Shares purchased.

     (g) Nothing in this Agreement shall prevent PFPC Distributors or any affiliated person (as defined in the Act) of PFPC Distributors from acting as underwriter for any other person, firm or corporation (including other investment companies), or in any way limit or restrict PFPC Distributors or such affiliated person from buying, selling or trading any securities for its or their own account or for the account of others for whom it or they may be acting, provided, however, that PFPC Distributors expressly agrees that it will not for its own account purchase any Shares of the Fund except for investment purposes, and that it will not for its own account dispose of any such Shares except by redemption of such Shares with the Fund, and that it will not undertake in any activities which will adversely affect the performance of its obligations to the Fund under this Agreement.

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3.   Rules of Sale of Shares
     -----------------------

     PFPC Distributors does not agree to sell any specific number of Shares and serves only in the capacity of Statutory Underwriter. The Fund reserves the right to terminate, suspend or withdraw the sale of its Shares for any reason deemed adequate by it, and the Fund reserves the right to refuse at any time or times to sell any of its Shares to any person for any reason deemed adequate by it.

4.   Rules of NASD, etc.
     -------------------

     (a) PFPC Distributors will conform to the Conduct Rules of the NASD and the securities laws of any jurisdiction in which it directly or indirectly sells any Shares.

     (b) PFPC Distributors will require each dealer with whom PFPC Distributors has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares, and PFPC Distributors shall not withhold the placing of purchase orders so as to make a profit thereby.

     (c) The Fund agrees to furnish PFPC Distributors sufficient copies of any and all: agreements, plans, communications with the public or other materials which the Fund intends to use in connection with any sales of Shares, in adequate time for PFPC Distributors to file and clear such materials with the proper authorities before they are put in use. PFPC Distributors and the Fund may agree that any such material does not need to be filed subsequent to distribution. In addition, the Fund agrees not to use any such materials until so filed and cleared for use, if required, by appropriate authorities as well as by PFPC Distributors.

     (d) PFPC Distributors, at its own expense, will qualify as a dealer or broker, or otherwise, under all applicable state or federal laws required in order that the Shares may be sold in such states as may be mutually agreed upon by the Parties.

     (e) PFPC Distributors shall remain registered with the SEC and a member of the NASD for the term of this Agreement.

     (f) PFPC Distributors shall not, in connection with any sale or solicitation of a sale of the Shares, make or authorize any representative, service organization, broker or dealer to make any representations concerning the Shares, except those contained in the Prospectus offering the Shares and in communications with the public or sales materials approved by PFPC Distributors as information supplemental to such Prospectus. Copies of

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          the Prospectus will be supplied by the Fund to PFPC Distributors in reasonable quantities upon request.

     (g) PFPC Distributors shall only be authorized to make representations in respect of the Fund consistent with the then current Prospectus, Statement of Additional Information, and other written information provided by the Fund or its agents to be used explicitly with respect to the sale of Shares.

5.   Records to be Supplied by the Fund
     ----------------------------------

     The Fund shall furnish to PFPC Distributors copies of all information, financial statements and other papers which PFPC Distributors may reasonably request for use in connection with the underwriting of the Shares including, but not limited to, one certified copy of all financial statements prepared for the Fund by its independent public accountants.

6.   Expenses
     --------

     (a)  The Fund will bear the following expenses:

          (i) preparation, setting in type, and printing of sufficient copies of the Prospectus and Statement of Additional Information for distribution to existing shareholders, and the cost of distribution of same to the existing shareholders;

          (ii) preparation, printing and distribution of reports and other communications to existing shareholders;

          (iii) registration of the Shares under the federal securities laws;

          (iv) qualification of the Shares for sale in the jurisdictions as directed by the Fund;

          (v)   maintaining facilities for the issue and transfer of the Shares;

          (vi) supplying information, prices and other data to be furnished by the Fund under this Agreement; and

          (vii) any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares or certificates therefor.

     (b) PFPC Distributors agrees to pay all of its own expenses in performing its obligations hereunder.

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7.   Term
     ----

     (a) The term of this Agreement shall commence immediately upon the consummation of the acquisition of Provident Distributors, Inc. by PFPC Inc. (or a substantially similar transaction), which the parties anticipate to occur on or about December 31, 2000, (the "Effective Date").

     (b) This Agreement shall remain in effect for one (1) year from the Effective Date. This Agreement shall continue thereafter for periods not exceeding one (1) year, if approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Fund, or (ii) by a vote of a majority of the Board Members of the Fund who are not parties to this Agreement (other than as Board Members of the Fund) or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     (c) This Agreement (i) may be terminated at any time without the payment of any penalty, either by a vote of the Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund with respect to the Fund, on sixty (60) days' written notice to PFPC Distributors; and (ii) may be terminated by PFPC Distributors on sixty
          (60) days' written notice to the Fund with respect to the Fund.

     (d) This Agreement shall automatically terminate in the event of its assignment, as defined in the Act.

8.   Liability of PFPC Distributors
     ------------------------------

     (a) PFPC Distributors, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of PFPC Distributors' obligations pursuant to Section 4 of this Agreement (including breach of the Rules of NASD), a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of PFPC Distributors in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement. PFPC Distributors agrees to indemnify and hold harmless the Fund and each person who has been, is, or may hereafter be a Director, officer, or employee of the Fund against expenses, including reasonable counsel fees, reasonably incurred by any of them in connection with any claim or in connection with any action, suit, or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of any misrepresentation or omission to state a material fact, on the part of PFPC

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          Distributors or any agent of employee of PFPC Distributors or any of the persons for whose acts PFPC Distributors is responsible or is alleged to be responsible unless such misrepresentation or omission was made in reliance upon written information furnished to PFPC Distributors by the Fund. PFPC Distributors also agrees to indemnify and hold harmless the Fund and each such person in connection with any claim or in connection with any action, suit, or proceeding which arises out of or is alleged to arise out of PFPC Distributors' failure to exercise reasonable care and diligence with respect to its services rendered in connection with the purchase and sale of Shares. With respect to the foregoing, the Fund shall have the right to participate in the defense of any action, suit or proceeding and to retain its own counsel, and the reasonable fees and expenses of such counsel shall be borne by PFPC Distributors, which shall pay such fees, costs and expenses at least quarterly. The foregoing rights of indemnification shall be in addition to any other rights to which the Fund or any such person shall be entitled to as a matter of law.

     (b) The Fund agrees to indemnify and hold harmless PFPC Distributors against any and all liability, loss, damages, costs of expenses (including reasonable counsel fees) which PFPC Distributors may incur or be required to pay hereafter, in connection with any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which PFPC Distributors may be involved as a party or otherwise or with which PFPC Distributors may be threatened, by reason of the offer or sale of the Fund's Shares by persons other than PFPC Distributors or its representatives, prior to the execution of this Agreement. If a claim is made against PFPC Distributors as to which PFPC Distributors may seek indemnity under the Section, PFPC Distributors shall notify the Fund promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the Fund promptly of any action commenced against PFPC Distributors within 10 days time after PFPC Distributors shall have been served with a summons or other legal process, giving information as to the nature and basis of the claim. Failure to notify the Fund shall not, however, relieve the Fund from any liability which it may have on account of the indemnity under this Section 8(b) if the Fund has not been prejudiced in any material respect by such failure. The Fund shall have the sole right to control the settlement of any such action, suit or proceeding subject to PFPC Distributors approval, which shall not be unreasonably withheld. PFPC Distributors shall have the right to participate in the defense of an action or proceeding and to retain its own counsel, and the reasonable fees and expenses of such counsel shall be borne by the Fund (which shall pay such fees, costs and expenses at least quarterly) if:

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          (i)   PFPC Distributors has received an opinion of counsel stating that the use of counsel chosen by the Fund to represent PFPC Distributors would present such counsel with a conflict of interest;

          (ii) the defendants in, or targets of, any such action or proceeding include both PFPC Distributors and the Fund, and legal counsel to PFPC Distributors shall have reasonably concluded that there are legal defenses available to it which are different from or additional to those available to the Fund or which may be adverse to or inconsistent with defenses available to the Fund (in which case the Fund shall not have the right to direct the defense of such action on behalf of PFPC Distributors); or

          (iii) the Fund shall authorize PFPC Distributors to employ separate counsel at the expense of the Fund.

     (c) Any person, even though also a director, officer, employee, shareholder or agent of PFPC Distributors who may be or become an officer, director, trustee, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with PFPC Distributors' duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, officer, employee, shareholder or agent, or one under the control or direction of PFPC Distributors even though receiving a salary from PFPC Distributors.

     (d) The Fund agrees to indemnify and hold harmless PFPC Distributors, and each person who controls PFPC Distributors within the meaning of
          Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigative, legal and other expenses incurred in connection therewith) to which they, or any of them, may become subject under the Act, the Securities Act, the Exchange Act or other federal or state law or regulations, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Prospectus, Statement of Additional Information, supplement thereto, sales literature (or other written information) prepared by the Fund and furnished by the Fund to PFPC Distributors for PFPC Distributors' use hereunder, disseminated by the Fund or which arise out of or are based upon any omission or alleged omission to state therein a

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

          material fact required to be stated therein or necessary to make the statements therein not misleading.

          Such indemnity, and any indemnity provided by Section 8(b) above, shall not, however, inure to the benefit of PFPC Distributors (or any person controlling PFPC Distributors) on account of any losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arising from the sale of the Shares of the Fund to any person by PFPC Distributors (i) if such untrue statement or omission or alleged untrue statement or omission was made in the Prospectus, Statement of Additional Information, or supplement, sales or other literature, in reliance upon and in conformity with information furnished in writing to the Fund by PFPC Distributors specifically for use therein or (ii) if such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission found in any Prospectus, Statement of Additional Information, supplement, sales or other literature, subsequently corrected, but negligently distributed by PFPC Distributors and a copy of the corrected Prospectus was not delivered to such person at or before the confirmation of the sale to such person.

     (e) PFPC Distributors shall not be responsible for any damages, consequential or otherwise, which the Fund may experience, due to the disruption of the distribution of Shares caused by any action or inaction of any registered representative or affiliate of PFPC Distributors or of PFPC Distributors itself.

     (f) Notwithstanding anything in this Agreement to the contrary, in no event shall any party to this Agreement, its affiliates or any of its or their directors, trustees, officers, employees, agents or subcontractors be liable for lost profits, exemplary, punitive, special, incidental, indirect or consequential damages.

9.   Amendments
     ----------

     No provision of this Agreement may be amended or modified in any manner whatsoever, except by a written agreement properly authorized and executed by the Parties.

10.  Section Headings
     ----------------

     Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

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11.  Reports
     -------

     PFPC Distributors shall prepare reports for the Board of the Fund, on a quarterly basis, showing such information as, from time to time, shall be reasonably requested by the Board.

12.  Severability
     ------------

     If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not affected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid provided that the basic agreement is not thereby substantially impaired.

13.  Governing Law
     -------------

     This Agreement shall be governed by the laws of the Commonwealth of Massachusetts and the exclusive venue of any action arising under this Agreement shall be the City of Boston, Commonwealth of Massachusetts.

14.  Authority to Execute
     --------------------

     The Parties represent and warrant to each other that the execution and delivery of this Agreement by the undersigned officer of each Party has been duly and validly authorized; and, when duly executed, this Agreement will constitute a valid and legally binding and enforceable obligation of each Party.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their duly authorized officer, of the day and year first above written.

PFPC DISTRIBUTORS, INC.


/s/ Bruno DiStefano
-------------------
By: Bruno DiStefano
Title: Vice President


STRATTON GROWTH FUND, INC.


/s/ James A. Beers
------------------
By: James A. Beers
Title: Vice President

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